CBD Energy Limited Suite 2 - Level 2 53 Cross Street Double Bay NSW 2028	8 May 2014

Dear Sir/Madam

Ordinary Shares of CBD Energy Limited (Company)

We have acted as Australian counsel to the Company in connection with the offering of ordinary shares of the Company (the Shares) as described in the prospectus contained in the Company's registration statement on Form F-1, as amended to date (the Registration Statement), initially filed by the Company under the U.S. Securities Act of 1933 , as amended (the Securities Act) with the U.S. Securities and Exchange Commission (the Commission) on 25 March 2014, relating to the registration under the Securities Act of the Shares.

For the purposes of this opinion, we have examined and relied upon copies of the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments, including the constitution of the Company, and have made other such investigations as we have deemed relevant and necessary in connection with the opinions set forth below.

In such examination, we have assumed (a) the genuineness of all signatures; (b) the authenticity of all documents submitted to us as originals; (c) the conformity to original documents of all documents submitted to us as copies (certified or otherwise); (d) the authenticity of the originals of such copies, (e) that all documents submitted to us are true and complete; (f) that resolutions of the directors of the Company that we have relied upon for the purposes of this letter opinion will not be varied or revoked after the date of this letter, the resolutions were properly passed, and the directors have performed their duties properly and all provisions relating to the declaration of directors’ interests or the power of interested directors were duly observed; (g) the accuracy of any searches obtained from the Australian Securities and Investments Commission in relation to the Company; (h) each natural person signing any document reviewed by us had the legal capacity to do so and to perform his or her obligations thereunder; and (i) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.

Based upon and subject to the foregoing, we are of the opinion that the issue of the Shares has been duly authorised and when the Registration Statement is declared effective by the Commission and the Shares have been issued, delivered and paid for in accordance with the Underwriting Agreement, as contemplated by the Registration Statement the Shares will be validly issued and fully paid.

The opinion expressed above is limited to the laws of New South Wales and the Commonwealth of Australia and we do not express any opinion as to the effect of any other laws.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. This opinion letter may not be relied upon by any person or entity other than you, quoted in whole or in part or otherwise referred to in any report or document, furnished to any other person or entity (other than your legal counsel and employees) or relied upon for any purpose other than in connection with the filing of the Registration Statement in connection with the offering of the Shares by the Company.

Level 15, 1 Bligh Street Sydney NSW 2000	GPO Box 9806 Sydney NSW 2001 DX 370 Sydney	T +61 2 9353 4000 F +61 2 8220 6700 www.claytonutz.com

8 May 2014

This opinion letter will be deemed to have been delivered as of the date of effectiveness of the Registration Statement and will speak as of such date.

We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Mark Williamson Mark Williamson, Partner +61 2 9353 4196 mwilliamson@claytonutz.com	/s/ Rory Moriarty Rory Moriarty, Partner +61 2 9353 4767 rmoriarty@claytonutz.com

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